Exhibit 10.7

AMENDMENT NO. 1 TO THE

KIMCO REALTY CORPORATION
2010 EQUITY PARTICIPATION PLAN

THIS AMENDMENT NO. 1 TO THE KIMCO REALTY CORPORATION 2010 EQUITY PARTICIPATION PLAN (this “Amendment”), is made and adopted as of February 20, 2018 (the “Effective Date”), by the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Kimco Realty Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Kimco Realty Corporation 2010 Equity Participation Plan (as it may be amended or restated from time to time, the “Plan”);

WHEREAS, pursuant to the Plan, the Plan may be amended by the Board or the Committee at any time or from time to time; and

WHEREAS, the Committee desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and hereby is amended as follows:

1.

With respect to Awards (as defined in the Plan) granted on or after the Effective Date, Section 2.45 of the Plan is hereby amended by deleting such section in its entirety and replacing it with the following:

“‘Retirement’ of a Holder shall mean his Termination of Service on or after his sixty-fifth (65th) birthday or his completion of thirty (30) full (not necessarily consecutive) years of employment, consultancy or directorship, as the case may be, with the Company.”

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as set forth herein, the Plan shall remain in full force and effect.

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Executed February 20, 2018.

KIMCO REALTY CORPORATION

By:     /s/ Paul Westbrook

Name:     Paul Westbrook

Title:       Vice President and Chief Accounting

 Officer